EXHIBIT 99.1

Nutriband issued full US patent for its AVERSA™ abuse deterrent transdermal platform by United States Patent and Trademark Office.

ORLANDO, Fla., January 28, 2022 – Nutriband Inc. (NASDAQ:NTRB) (NASDAQ:NTRBW) today announced the receipt of an Issue Notification from the United States Patent and Trademark Office (USPTO) for its United States patent entitled, “Abuse and Misuse Deterrent Transdermal System,” that protects its AVERSA™ transdermal abuse deterrent technology.

Nutriband’s AVERSA™ abuse deterrent technology can be utilized to incorporate aversive agents into transdermal patches to prevent the abuse, diversion, misuse and accidental exposure of drugs with abuse potential. The technology is covered by a broad intellectual property portfolio with patents granted in the United States, Europe, Japan, Korea, Russia, Mexico, and Australia.

This patent protects Nutriband’s lead product, AVERSA™ Fentanyl, based on its proprietary AVERSA™ abuse deterrent transdermal technology. AVERSA Fentanyl has the potential to be the world’s first fentanyl transdermal system with abuse deterrent properties. In addition, the company recently announced an expanded product development pipeline that includes AVERSA buprenorphine and AVERSA methylphenidate which have the potential to be the first abuse deterrent versions of those transdermal drugs.

“The issuance of the US patent on our abuse deterrent transdermal technology is the culmination of years of hard work, dedication and persistence by my co-inventors and colleagues who made this possible. Our team is excited to utilize the AVERSA™ patent-protected technology in our recently announced expanded pipeline to improve the safety profile of transdermal drugs that are susceptible to abuse and misuse ,” said Alan Smith, Ph.D., Chief Operating Officer, Nutriband.

“I would like to congratulate our team on achieving this important milestone for Nutriband. Issuance of the US patent will further serve to protect our AVERSA technology platform that can be deployed in almost any transdermal product that carries a risk of abuse or misuse. It is our mission to reduce the risk profile of these drugs while ensuring availability for patients that need them,” said Gareth Sheridan, CEO, Nutriband.

About Nutriband Inc.

We are primarily engaged in the development of a portfolio of transdermal pharmaceutical products. Our lead product under development is an abuse deterrent fentanyl patch incorporating our AVERSA™ abuse deterrence technology. AVERSA™ technology can be incorporated into any transdermal patch to deter the abuse, misuse, diversion, and accidental exposure of drugs with abuse potential.

The Company’s website is www.nutriband.com. Any material contained in or derived from the Company’s websites or any other website is not part of this press release.

Forward-Looking Statements

Certain statements contained in this press release, including, without limitation, statements containing the words “believes,’’ “anticipates,” “expects” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve both known and unknown risks and uncertainties. The Company’s actual results may differ materially from those anticipated in its forward-looking statements as a result of a number of factors, including those including the Company’s ability to develop its proposed abuse deterrent fentanyl transdermal system and other proposed products, its ability to obtain patent protection for its abuse technology, its ability to obtain the necessary financing to develop products and conduct the necessary clinical testing, its ability to obtain Federal Food and Drug Administration approval to market any product it may develop in the United States and to obtain any other regulatory approval necessary to market any product in other countries, including countries in Europe, its ability to market any product it may develop, its ability to create, sustain, manage or forecast its growth; its ability to attract and retain key personnel; changes in the Company’s business strategy or development plans; competition; business disruptions; adverse publicity and international, national and local general economic and market conditions and risks generally associated with an undercapitalized developing company, as well as the risks contained under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form S-1, Form 10-K for the year ended January 31, 2020 and Forms 10-Q, and the Company’s other filings with the Securities and Exchange Commission. Except as required by applicable law, we undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date hereof.

For more information, contact:

Investor Relations
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Dave Gentry
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